                                                                      EXHIBIT 21

     The following is a list of subsidiaries of Warner-Lambert showing the state or country of organization and the percentage of voting securities owned by Warner-Lambert or by subsidiaries of Warner-Lambert as of December 31, 1994. Except as otherwise indicated, such subsidiaries are included in the consolidated financial statements.

                                STATE OR COUNTRY
 NAME OF SUBSIDIARY             OF ORGANIZATION        PERCENTAGE OF OWNERSHIP
 ------------------            -----------------       -----------------------

Adams, S.A.............................   Spain                        100
Adams Brands, Inc......................   Philippines                  100
American Chicle Company................   Delaware                     100
Chicle Adams, S.A......................   Venezuela                    100
Euronett, Inc..........................   Delaware                     100
International Affiliated Corporation...   Delaware                     100
  Warner-Lambert GmbH..................   Germany                      100 International Affiliated
                                                                            Corporation
          Parke, Davis GmbH............   Germany                      100 Warner-Lambert GmbH
          Goedecke Aktiengesellschaft..   Germany                      100 Warner-Lambert GmbH
               Adenylchemie GmbH.......   Germany                      100 Goedecke Aktiengesellschaft
               Goedecke
                 Gesellschaft m.b.H....   Austria                      100 Goedecke Aktiengesellschaft
          International Company for Gum
            and Confectionery (INCOGUM)
            S.A.E......................   Egypt                        57 Warner-Lambert GmbH
          PanServ - Anzeigen -
            Service GmbH...............   Germany                      100 Warner-Lambert GmbH
          Warner-Lambert Consumer
            Products GmbH, Berlin......   Germany                      100 Warner-Lambert GmbH
               Warner-Lambert
                 Consumer Products
                 GmbH, Frankfurt.......   Germany                      100 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
               Wilkinson Sword GmbH....   Austria                      100 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
               NV Wilkinson Sword
                 S.A...................   Belgium                      100 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
               Wilkinson Sword SpA.....   Italy                        99 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
                                                                        1 Wilkinson Sword Limited
               Wilkinson Sword
                 S.A.E.................   Spain                        85 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
               Wilkinson Sword
                 Verwaltungs GmbH......   Germany                      100 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
                    W&A
                      Grundstucksverwaltungs
                      GbR..............   Germany                      97 Wilkinson Sword Verwaltungs GmbH
                                                                       3 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin

                                               STATE OR COUNTRY
          NAME OF SUBSIDIARY                    OF ORGANIZATION                PERCENTAGE OF OWNERSHIP
          ------------------                   -----------------               -----------------------
          Warner-Lambert Europaische
            Beteiligungs GmbH..........   Germany                      100 Warner-Lambert GmbH
               Parke-Davis GmbH........   Austria                      100 Warner-Lambert Europaische
                                                                            Beteiligungs GmbH
               Warner-Lambert
                 (Schweiz) AG..........   Switzerland                  100 Warner-Lambert Europaische
                                                                            Beteiligungs GmbH
     Parke-Davis Sendirian Berhad......   Malaysia                     100 International Affiliated
                                                                            Corporation
Latin American Holdings Inc............   Delaware                     100
     Laboratorios Laprofa, Sociedad
       Anonima.........................   Guatemala                    100 Latin American Holdings Inc.
     Warner-Lambert Industria e
       Comercio Limitada...............   Brazil                       100 Latin American Holdings Inc.
Keystone Chemurgic Corp................   Delaware                     100
     Exchic C.A. Limited...............   Bermuda                      57.4
                                                                       42.6 Keystone Chemurgic Corp.
     Warner-Lambert Guatemala,
       S.A.............................   Guatemala                    100 Keystone Chemurgic Corp.
Laboratorios Substantia, C.A...........   Venezuela                    80
Lambert & Feasley, Inc.................   New York                     100
Med-Tech Ventures, Inc.................   Delaware                     100
Meito Adams Co., Ltd.*.................   Japan                        50
Parke-Davis Sales Corporation..........   Virgin Islands               100
Parke, Davis & Company
  ('Parke-Davis')......................   Michigan                     100
     Parke-Davis Korea Limited........    Korea                        100 Parke-Davis
     Warner-Lambert de Puerto Rico,
       Corp............................   Puerto Rico                  100 Parke-Davis
     P-D Co., Inc......................   Delaware                     100 Parke-Davis
          Warner-Lambert (Belgium)
            N.V........................   Belgium                      100 P-D Co., Inc.
          Capsugel AG..................   Switzerland                  100 P-D Co., Inc.
          Empresas Warner Lambert
            S.A........................   Chile                        90 P-D Co., Inc.
                                                                       10 Tabor Corporation
          Parke-Davis (Thailand)
            Limited....................   Thailand                     100 P-D Co., Inc.
          Parke-Davis ('Parke-Davis
            France')...................   France                       84.1 P-D Co., Inc.
                                                                       14 Warner-Lambert Ireland Limited
                                                                       1.9 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
               Adams France............   France                       100 Parke-Davis France
               Cachou Lajaunie.........   France                       100 Parke-Davis France
               Capsugel France.........   France                       100 Parke-Davis France
               Societe Nouvelle des
                 Pastilles de Vichy....   France                       100 Parke-Davis France
                    C.M.S. Diffusion...   France                       99 Societe Nouvelle des Pastilles de
                                                                            Vichy
                                                                       1 Parke-Davis France
               Wilkinson Sword S.A.....   France                       100 Parke-Davis France

* Subsidiary not consolidated

                                               STATE OR COUNTRY
          NAME OF SUBSIDIARY                    OF ORGANIZATION                PERCENTAGE OF OWNERSHIP
- ---------------------------------------   ---------------------------  ---------------------------------------
          Warner-Lambert Company
            AG.........................   Switzerland                  100 P-D Co., Inc.
               Adams (Thailand)
                 Limited...............   Thailand                     100 Warner-Lambert Company AG
               Warner-Lambert (East
                 Africa) Limited.......   Kenya                        100 Warner-Lambert Company AG
               Warner-Lambert
                 Pottery Road
                 Limited...............   Ireland                      100 Warner-Lambert Company AG
     Parke, Davis & Company, Inc.......   Philippines                  100 Parke-Davis
     Parke, Davis & Company, Limited...   Pakistan                     75.6 Parke-Davis
     Parke Davis International
       Limited.........................   Bahamas                      100 Parke-Davis
     Parke Davis Pty. Limited..........   Australia                    100 Parke-Davis
          Warner-Lambert Pty.
            Limited....................   Australia                    100 Parke-Davis Pty. Limited
     Warner-Lambert (UK) Limited.......   United Kingdom               100 Parke-Davis
          Lambert Chemical Company
            Limited....................   United Kingdom               100 Warner-Lambert (UK) Limited
          Parke Davis & Co. Limited....   Jersey, Channel Islands      100 Warner-Lambert (UK) Limited
          Wilkinson Sword Limited......   United Kingdom               100 Warner-Lambert (UK) Limited
     Warner-Lambert Canada Inc.........   Canada                       100 Parke-Davis
          Chilcott Laboratories Canada
            Inc........................   Canada                       100 Warner-Lambert Canada Inc.
          Parke-Davis Afrique de
            l'Ouest....................   Senegal                      100 Warner-Lambert Canada Inc.
          Renrall K.K..................   Japan                        100 Warner-Lambert Canada Inc.
Parke Davis, S.A.......................   Spain                        65
                                                                       35 Warner-Lambert Company AG
Parke-Davis S.p.A......................   Italy                        100 (Indirect)
Parke-Davis Scandinavia AB.............   Sweden                       100
Suzhou Capsugel'R' Ltd.*...............   People's Republic of China   50
Tabor Corporation......................   Delaware                     100
Tetra-Werke Dr. rer. nat. Ulrich
  Baensch GmbH.........................   Germany                      100 (Indirect)
     Tetra Heimtierbedarf GmbH.........   Germany                      100 Tetra-Werke Dr. rer. nat. Ulrich
                                                                            Baensch GmbH
          Biorell GmbH.................   Germany                      100 Tetra Heimtierbedarf GmbH
               HILENA Biologische und
                 Chemische Erzeugnisse
                 GmbH..................   Germany                      100 Biorell GmbH
          Zoomedica Frickhinger
             GmbH......................   Germany                      100 Tetra Heimtierbedarf GmbH
     Wilkinson Sword GmbH..............   Germany                      51 Tetra-Werke Dr. rer. nat. Ulrich
                                                                            Baensch GmbH
                                                                       49 Warner-Lambert Consumer Products
                                                                            GmbH, Berlin
Warner-Chilcott Inc....................   Delaware                     100
Warner-Lambert de Mexico, S.A. de
  C.V..................................   Mexico                       100
     Chicle Adams, S.A. de C.V.........   Mexico                       100 Warner-Lambert de Mexico, S.A.
                                                                            de C.V.
     Compania Medicinal La Campana,
       S.A. de C.V.....................   Mexico                       100 Warner-Lambert de Mexico, S.A.
                                                                            de C.V.
Warner-Lambert de Venezuela S.A........   Venezuela                    72.4
                                                                       27.6 Parke-Davis

* Subsidiary not consolidated

                                               STATE OR COUNTRY
          NAME OF SUBSIDIARY                    OF ORGANIZATION                PERCENTAGE OF OWNERSHIP
          ------------------                   -----------------               -----------------------
Warner-Lambert Europe N.V..............   Belgium                      100
Warner-Lambert Holland B.V.............   Netherlands                  100
     Parke-Davis B.V...................   Netherlands                  100 Warner-Lambert Holland B.V.
          Substantia - Produtos
            Farmaceuticos, Limitada....   Portugal                     97.5 Parke-Davis B.V.
                                                                       2.5 Parke-Davis France
     Schick Nederland B.V..............   Netherlands                  100 Warner-Lambert Holland B.V.
          Warner-Lambert A.E...........   Greece                       99  Schick Nederland B.V.
                                                                       1   Warner-Lambert Holland B.V.
          W-L Distributie N.V..........   Belgium                      100 Schick Nederland B.V.
     Wilkinson Sword B.V...............   Netherlands                  100 Warner-Lambert Holland B.V.
Warner-Lambert Inc.....................   Nevada                       100
Warner-Lambert Ireland Limited.........   Ireland                      100 (Indirect)
     Warner-Lambert Distributors
       (Ireland) Ltd...................   Ireland                      100 Warner-Lambert Ireland Limited
     Warner-Lambert Export
       Limited.........................   Ireland                      100 Warner-Lambert Ireland Limited
Warner-Lambert KK......................   Japan                        100
Warner-Lambert Ltd.....................   Delaware                     100
     Warner-Lambert de Panama,
       Sociedad Anonima................   Panama                       100 Warner-Lambert Ltd.
Warner-Lambert Manufacturing
  (Ireland) Ltd........................   Cayman Islands,              100
                                          British West Indies
Warner Lambert (NZ) Limited............   New Zealand                  100
Warner-Lambert Philippines, Inc........   Philippines                  100
Warner-Lambert (Portugal) Comercio e
  Industria, Limitada..................   Portugal                     100
Warner-Lambert S.A. (Proprietary)
  Limited..............................   South Africa                 100
     Wilcox Sweets (Proprietary)
       Limited.........................   South Africa                 100 Warner-Lambert S.A.
                                                                            (Proprietary) Limited
Warner-Lambert (Thailand) Limited......   Thailand                     100 (Indirect)
Willinger Bros., Inc...................   Delaware                     100
     JWI...............................   New Jersey                   100 Willinger Bros., Inc.
Warner Wellcome Consumer Healthcare....   New York                     70 (Profit share)

The  foregoing list  omits 9 domestic  subsidiaries and  75 foreign subsidiaries
which,  considered  in  the  aggregate,  would  not  constitute  a   significant
subsidiary.